SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2004

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Item 7. Financial Statements and Exhibits

                (c)

Exhibit Description

  99.1     Press Release, dated March 4, 2004, issued by Amphenol Corporation

Item 9. Regulation FD Disclosure

                On March 4, 2004, Amphenol Corporation issued a press release announcing that its Board of Directors has authorized an open market stock repurchase program of up to one million shares (on a pre-split basis) of its Common Stock during the period ending December 31, 2005. A copy of Amphenol Corporation’s press release is attached hereto as Exhibit 99.1. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Edward G. Jepsen
Edward G. Jepsen
Executive Vice President
and Chief Financial Officer

Date: March 4, 2004